Exhibit 99.2
STATEMENT OF OPERATIONS GAAP TO CASH ADJUSTMENTS BY LINE ITEM
July 1, 2010 — September 30, 2010

	Generic Segment				Brand Segment						(Gain)
				Total Generic				Total Brand			loss on					Total After-
	Other			Segment	Other			Segment			sale of	Interest		Total Pre-tax		tax
Expense Type	Revenue	COS	R&D	Adjustments	Revenue	COS	R&D	Adjustments	G&A	Amortization	assets	Expense		Adjustments	Tax Effect	Adjustments

Amortization	$—	$—	$—	$—	$—	$—	$—	$—	$—	$45.9	$—	$—		$45.9	$(12.2)	$33.7

Acquisition and licensing charges	(2.5)	—	—	(2.5)	—	—	6.0	6.0	(1.1)	—	—	8.2	(1)	10.6	(1.1)	9.5

Global supply chain initiative	—	4.6	3.8	8.4	—	—	—	—	0.6	—	—	—		9.0	(3.1)	5.9

Legal settlements	—	—	—	—	—	—	—	—	89.9	—	—	—		89.9	(36.1)	53.8

Asset sales/impairments	—	—	—	—	—	—	—	—	—	—	0.1	—		0.1	—	0.1

Segment Totals	$(2.5)	$4.6	$3.8	$5.9	$—	$—	$6.0	$6.0	$89.4	$45.9	$0.1	$8.2		$155.5	$(52.5)	$103.0

I.R.S. audit settlement															(18.7)	(18.7)
Other tax items															(4.2)	(4.2)

											(Gain)
								Total			loss on
					Other			Segment			sale of	Interest		Total Pre-tax
					Revenue	COS	R&D	Adjustments	G&A	Amortization	assets	Expense		Adjustments

Totals by P&L Line Item					$(2.5)	$4.6	$9.8	$14.4	$89.4	$45.9	$0.1	$8.2		$155.5	$(75.4)	$80.1

(1) Included within acquisition and licensing charges are interest accretion charges on the following obligations:

Atorvastatin contingent consideration obligation												$3.1
Manditorily Redeemable Preferred Stock												3.8
Columbia contingent consideration obligation												1.3

												$8.2